[FRONT OF CERTIFICATE]

NUMBER	SHARES

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

FRESCA WORLDWIDE TRADING CORPORATION

AUTHORIZED TO ISSUE 100,000,000 TOTAL SHARES COMMON STOCK AT $.001 PAR VALUE

THIS CERTIFIES THAT ___________________ is hereby issued _________________________ fully paid and non-assessable Shares of the Stock of the above named Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ________________ day of ________________________________ A.D. _______________

__________________________	__________________________
Secretary	President

[SEAL]

[BACK OF CERTIFICATE]

For Value Received, __________________________ hereby sell, assign and transfer unto _______________________ Shares of the Capital Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ______________________________Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises

Dated, _____________________,_______

In presence of
__________________________	__________________________

NOTICE:  THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.